Exhibit 99.1

Anadarko Announces 2007 Fourth-Quarter and Full-Year Results

HOUSTON--(BUSINESS WIRE)--Anadarko Petroleum Corporation (NYSE:APC) today announced fourth-quarter and full-year 2007 financial and operating results.

“In 2007, we transformed Anadarko’s portfolio and positioned the company for consistent and predictable performance in 2008 and beyond,” said Anadarko Chairman, President and CEO Jim Hackett. “Throughout the year, our retained properties demonstrated the strong and efficient performance we expected and delivered solid production volume growth. As a result, we were able to increase production guidance on three separate occasions in 2007, by a total of about 6% from the original projection, while improving the company’s cost structure.

“I am excited about the portfolio we have assembled and proud of the numerous accomplishments of our employees during the past year. Examples of these accomplishments include: the Independence Hub project, which was delivered on time and on budget, and ramped up production as projected; the substantial discoveries offshore Ghana and in the deepwater Gulf of Mexico; and the completion of significant infrastructure enhancements in the Rocky Mountain region,” added Hackett.

FOURTH-QUARTER 2007 RESULTS

Fourth-quarter net income available to common stockholders was $264 million, or $.56 per share (diluted), on revenues of $3.06 billion. Income from continuing operations was $276 million, or $.59 per share (diluted). On an after-tax basis, these results include:

  Gains on asset divestitures of $230 million, or $.49 per share
  State income tax expense attributable to divestitures, net of federal tax benefit, of approximately $51 million, or $.11 per share
  Net unrealized losses on commodity derivatives of $322 million, or $.69 per share
  Net realized gains on commodity derivatives of $40 million, or $.09 per share

Cash flow from continuing operations in the fourth quarter of 2007 was $943 million and discretionary cash flow from continuing operations totaled $1.59 billion.(1)

In the 2006 fourth quarter, net income available to common stockholders was $1.92 billion, or $4.16 per share (diluted), which included a gain on the divestiture of the company’s Canadian subsidiary in discontinued operations. Results from continuing operations in the fourth quarter of 2006 were a loss of $32 million, or $.08 per share (diluted).

Fourth-quarter 2007 sales volumes of natural gas, crude oil and natural gas liquids totaled 53 million BOE, or 576,000 BOE per day, a 13% increase over third-quarter 2007 volumes. Fourth-quarter 2007 natural gas sales volumes averaged 2.01 billion cubic feet per day, at an average price of $5.46 per thousand cubic feet. Oil sales volumes in the fourth quarter averaged 203,000 barrels per day, at an average price of $66.58 per barrel. Natural gas liquids sales volumes averaged 37,000 barrels per day, at an average price of $61.65 per barrel.

FULL-YEAR 2007 RESULTS

Anadarko reported full-year 2007 net income available to common stockholders of $3.78 billion, or $8.08 per share (diluted), on revenues of $15.89 billion. Income from continuing operations totaled $3.77 billion, or $8.05 per share (diluted). Net income available to common stockholders in 2006 was $4.75 billion, or $10.24 per share diluted, on revenues of $10.23 billion, while income from continuing operations totaled $2.47 billion, or $5.33 per share (diluted).

Cash flow from operating activities of continuing operations totaled $2.77 billion in 2007. Discretionary cash flow from continuing operations totaled $2.85 billion.(1)

Sales volumes of natural gas, crude oil and natural gas liquids from continuing operations for 2007 totaled 211 million BOE.

PROVED RESERVES

Anadarko estimates its worldwide proved reserves at year-end 2007 totaled 2.43 billion BOE. In 2007, excluding the effect of divestitures, the company added approximately 250 million BOE of proved reserves and incurred costs in exploration and development activities of approximately $3.84 billion. Reserve additions were primarily driven by low-risk development activities and infill drilling in the Greater Natural Buttes area, Wattenberg field and Powder River Basin, as well as the previously announced Peregrino development offshore Brazil.

Anadarko’s year-end 2007 proved reserves were balanced between natural gas (58%, or 8.50 trillion cubic feet) and liquids (42%, or 1.01 billion barrels), which include crude oil, condensate and natural gas liquids.

Conference Call Tuesday, Feb. 5, at 9 a.m. CST, 10 a.m. EST

Anadarko will host a conference call on Tuesday, Feb. 5, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year results and the company’s outlook for 2008. The dial-in number is 888.680.0878 in the United States or 617.213.4855 internationally. The confirmation number is 63362749. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on fourth-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Eleven pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance for the retained-asset portfolio. Amounts are preliminary and unaudited. All prior-year information has been re-cast to reflect the successful efforts method of accounting. Additionally, in the fourth quarter of 2007, management determined that a revision to previously reported gains on asset divestitures was necessary, primarily to correct the cost basis of divested assets. Management concluded that the adjustment was not material to reported results for the prior periods, but has corrected its financial records. Accordingly, previously reported net income available to common stockholders for the nine months ended Sept. 30, 2007, has been reduced by $112 million ($0.23 per diluted share) to $3,514 million ($7.52 per diluted share).

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures are useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s finalization of year-end 2007 reserves. See “Risk Factors” in the company’s 2006 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities.
	Quarter Ended		Year Ended
	December 31		December 31
millions	2007	2006	2007	2006
Cash Flow
Net cash provided by (used in) operating activities - continuing operations	$943	$1,450	$2,766	$4,671
Add back:
Change in accounts receivable	973	623	(379)	398
Change in accounts payable and accrued expenses	(77)	(890)	1,498	(647)
Change in other items - net	(252)	217	(1,036)	124
Discretionary Cash Flow from Continuing Operations	$1,587	$1,400	$2,849	$4,546
Anadarko Petroleum Corporation

	Quarter Ended		Year Ended
Summary Financial Information	December 31		December 31
millions except per share amounts	2007	2006	2007	2006
Revenues and Other
Gas sales	$1,011	$1,269	$4,119	$4,186
Oil and condensate sales	1,249	1,301	4,807	4,618
Natural gas liquids sales	208	165	719	594
Gathering, processing and marketing sales	292	415	1,487	718
Gains on divestitures, net	260	-	4,660	26
Other	42	33	100	88
Total	3,062	3,183	15,892	10,230
Costs and Expenses
Oil and gas operating	233	321	1,101	822
Oil and gas transportation and other	111	89	453	341
Exploration	291	404	905	737
Gathering, processing and marketing	185	325	1,025	553
General and administrative	255	306	936	768
Depreciation, depletion and amortization	750	791	2,840	1,752
Other taxes	365	229	1,234	549
Impairments	11	308	51	327
Total	2,201	2,773	8,545	5,849
Operating Income	861	410	7,347	4,381
Interest Expense and Other (Income) Expense
Interest expense	231	338	1,092	650
Other (income) expense	(14)	15	(74)	(6)
Total	217	353	1,018	644
Income from Continuing Operations Before Income Taxes	644	57	6,329	3,737
Income Tax Expense	368	89	2,559	1,263
Income (Loss) from Continuing Operations	$276	$(32)	$3,770	$2,474
Income (Loss) from Discontinued Operations, net of taxes	(11)	1,955	11	2,275
Net Income	$265	$1,923	$3,781	$4,749
Preferred Stock Dividends	1	1	3	3
Net Income Available to Common Stockholders	$264	$1,922	$3,778	$4,746
Per Common Share
Income (loss) from continuing operations - basic	$0.59	$(0.08)	$8.09	$5.37
Income (loss) from continuing operations - diluted	$0.59	$(0.08)	$8.05	$5.33
Income (loss) from discontinued operations, net of taxes - basic	$(0.02)	$4.24	$0.02	$4.94
Income (loss) from discontinued operations, net of taxes - diluted	$(0.02)	$4.24	$0.02	$4.91
Net income available to common stockholders - basic	$0.56	$4.16	$8.12	$10.31
Net income available to common stockholders - diluted	$0.56	$4.16	$8.08	$10.24
Average Number of Common Shares Outstanding - Basic	467	462	465	460
Average Number of Common Shares Outstanding - Diluted	470	462	468	464

Exploration Expense
Dry hole expense	$99	$147	$321	$289
Impairments of unproved properties	79	112	311	171
Geological and geophysical expense	67	92	158	176
Exploration overhead and other	46	53	115	101
Total	$291	$404	$905	$737
Anadarko Petroleum Corporation

Summary Financial Information	Quarter Ended December 31		Year Ended December 31
millions	2007	2006	2007	2006
Cash Flow from Operating Activities
Net income	$265	$1,923	$3,781	$4,749
Less income (loss) from discontinued operations, net of taxes	(11)	1,955	11	2,275
Depreciation, depletion and amortization	750	791	2,840	1,752
Deferred income taxes	56	(27)	(1,004)	328
Dry hole expense and impairments of unproved properties	178	259	632	460
Impairments	11	308	51	327
(Gains) on divestitures, net	(260)	-	(4,660)	(26)
Unrealized (gains) losses on derivatives	504	46	1,048	(837)
Other noncash items	72	55	172	68
Discretionary Cash Flow from Continuing Operations	1,587	1,400	2,849	4,546
(Increase) decrease in accounts receivable	(973)	(623)	379	(398)
Increase (decrease) in accounts payable and accrued expenses	77	890	(1,498)	647
Other items - net	252	(217)	1,036	(124)
Cash provided by (used in) operating activities - continuing operations	943	1,450	2,766	4,671
Cash provided by (used in) operating activities - discontinued operations	(59)	(595)	134	(178)
Net cash provided by (used in) operating activities*	$884	$855	$2,900	$4,493

*Cash flow from operating activities for the full year 2007 was reduced by $2.3 billion due to the impact of income taxes on divestitures. Cash flow from investing activities includes the proceeds from the divestitures and provides cash for payment of related taxes.

Capital Expenditures
Capital spending	$978	$1,530	$3,868	$4,130
Capitalized interest	19	34	122	82
Capital expenditures - continuing operations	997	1,564	3,990	4,212
Capital expenditures - discontinued operations	-	59	-	537
Total	$997	$1,623	$3,990	$4,749

			December 31,	December 31,
			2007	2006
Condensed Balance Sheet
Cash and cash equivalents			$1,268	$491
Other current assets			3,248	4,053
Current assets held for sale			-	68
Net properties and equipment			37,451	41,436
Other assets			1,030	838
Goodwill and other intangible assets			5,166	4,332
Long-term assets held for sale			318	3,746
Total Assets			$48,481	$54,964
Current debt			$1,396	$11,471
Other current liabilities			3,861	5,240
Current liabilities associated with assets held for sale			-	47
Long-term debt			11,151	11,520
Midstream subsidiary note to a related party			2,200	-
Other long-term liabilities			13,503	14,240
Other long-term liabilities associated with assets held for sale			6	43
Stockholders' equity			16,364	12,403
Total Liabilities and Stockholders' Equity			$48,481	$54,964
Capitalization
Total debt			$14,747	$22,991
Stockholders' equity			16,364	12,403
Total			$31,111	$35,394
Capitalization Ratios
Total debt			47%	65%
Stockholders' equity			53%	35%
Anadarko Petroleum Corporation

	Quarter Ended		Year Ended
Sales Volumes and Prices	December 31		December 31
	2007	2006	2007	2006
Natural Gas
United States
Volumes, billion cubic feet	185	205	698	558
Average daily volumes, million cubic feet per day	2,013	2,226	1,912	1,529
Price per thousand cubic feet excluding derivatives	$5.69	$5.55	$5.74	$6.14
Realized gain (loss) on derivatives	$0.75	$0.84	$0.73	$0.33
Unrealized gain (loss) on derivatives	$(0.98)	$(0.19)	$(0.57)	$1.03
Total gains (losses) on derivatives	$(0.23)	$0.65	$0.16	$1.36
Total price per thousand cubic feet	$5.46	$6.20	$5.90	$7.50
Crude Oil and Condensate
United States
Volumes, million barrels	12	13	48	39
Average daily volumes, thousand barrels per day	120	152	130	108
Price per barrel excluding derivatives	$84.79	$53.50	$66.64	$59.41
Realized gain (loss) on derivatives	$(6.85)	$6.39	$1.35	$2.64
Unrealized gain (loss) on derivatives	$(19.13)	$(0.12)	$(10.75)	$6.54
Total gains (losses) on derivatives	$(25.98)	$6.27	$(9.40)	$9.18
Price per barrel	$58.81	$59.77	$57.24	$68.59
Algeria
Volumes, million barrels	6	6	24	23
Average daily volumes, thousand barrels per day	67	63	65	64
Price per barrel excluding derivatives	$96.44	$59.91	$75.50	$65.55
Realized gain (loss) on derivatives	$-	$-	$-	$-
Unrealized gain (loss) on derivatives	$(17.74)	$-	$(5.91)	$-
Total gains (losses) on derivatives	$(17.74)	$-	$(5.91)	$-
Price per barrel	$78.70	$59.91	$69.59	$65.55
Other International
Volumes, million barrels	1	3	7	8
Average daily volumes, thousand barrels per day	16	29	20	21
Price per barrel	$74.44	$43.59	$59.91	$48.58
Total
Volumes, million barrels	19	22	79	70
Average daily volumes, thousand barrels per day	203	244	215	193
Price per barrel excluding derivatives	$87.81	$53.97	$68.68	$60.28
Realized gain (loss) on derivatives	$(4.06)	$4.00	$0.82	$1.48
Unrealized gain (loss) on derivatives	$(17.17)	$(0.08)	$(8.31)	$3.67
Total gains (losses) on derivatives	$(21.23)	$3.92	$(7.49)	$5.15
Total price per barrel	$66.58	$57.89	$61.19	$65.43
Natural Gas Liquids
United States
Volumes, million barrels	3	5	16	15
Average daily volumes, thousand barrels per day	37	51	43	42
Price per barrel excluding derivatives	$61.52	$35.76	$45.87	$39.71
Realized gains (losses) on derivatives	$0.13	$-	$0.03	$(0.13)
Total price per barrel	$61.65	$35.76	$45.90	$39.58
Total Barrels of Oil Equivalent (BOE) - continuing operations
Volumes, million BOE	53	61	211	178
Average daily volumes, thousand BOE per day	576	666	577	489
Total Barrels of Oil Equivalent (BOE) - discontinued operations
Volumes, million BOE	-	2	-	17
Average daily volumes, thousand BOE per day	-	19	-	46
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	53	63	211	195
Average daily volumes, thousand BOE per day	576	685	577	535
Anadarko Petroleum Corporation
Oil and Gas Reserves

			Other
	U.S.	Algeria	Int'l	Total
Total (MMBOE)
Proved Reserves
December 31, 2006	2,672	287	52	3,011
Revisions of prior estimates	119	2	-	121
Extensions, discoveries and other additions	85	-	54	139
Improved recovery	(9)	-	-	(9)
Purchases in place	1	-	-	1
Sales in place	(609)	-	(11)	(620)
Production	(180)	(25)	(7)	(212)
December 31, 2007	2,079	264	88	2,431
Proved Developed Reserves
December 31, 2006	1,775	176	38	1,989
December 31, 2007	1,443	158	24	1,625
Natural Gas (Bcf)
Proved Reserves
December 31, 2006	10,486	-	-	10,486
Revisions of prior estimates	460	-	-	460
Extensions, discoveries and other additions	460	-	-	460
Improved recovery	4	-	-	4
Purchases in place	4	-	-	4
Sales in place	(2,212)	-	-	(2,212)
Production	(698)	-	-	(698)
December 31, 2007	8,504	-	-	8,504
Proved Developed Reserves
December 31, 2006	7,618	-	-	7,618
December 31, 2007	6,308	-	-	6,308
Oil, Condensate and NGLs (MMBbls)
Proved Reserves
December 31, 2006	925	287	52	1,264
Revisions of prior estimates	42	2	-	44
Extensions, discoveries and other additions	8	-	54	62
Improved recovery	(9)	-	-	(9)
Sales in place	(240)	-	(11)	(251)
Production	(64)	(25)	(7)	(96)
December 31, 2007	662	264	88	1,014
Proved Developed Reserves
December 31, 2006	505	176	38	719
December 31, 2007	392	158	24	574
Anadarko Petroleum Corporation Costs Incurred

millions	2007
Costs Incurred
United States
Property acquisition
Unproved	$108
Proved	9
Exploration	575
Development	2,623
Total	3,315
Algeria
Exploration	23
Development	46
Total	69
Other International
Property acquisition
Unproved	83
Exploration	236
Development	136
Total	455
Total Costs Incurred
Property acquisition
Unproved	191
Proved	9
Exploration	834
Development	2,805
Total Costs Incurred	$3,839

Reconciliation to Capital Expenditures
Total Costs Incurred	$3,839
Geological and geophysical expense	(158)
Exploration overhead	(79)
Delay rentals	(24)
Asset retirement costs	(194)
Amortization of acquired drilling rig contract intangibles	(86)
Property exchanges	(83)
Total Oil & Gas Capital Expenditures	$3,215
Other Capital Expenditures	775
Total Capital Expenditures	$3,990
Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of February 4, 2008

	1st Quarter			Full Year
	2008 Forecast			2008 Forecast
	Units			Units

Total Sales (MMBOE)	50	-	52	205	-	210

Crude Oil (MBbl/d):	175	-	185	170	-	180

United States	105	-	115	95	-	105
Algeria	55	-	60	55	-	60
Other International	15	-	17	14	-	15

Natural Gas (MMcf/d):

United States	2,075	-	2,100	2,150	-	2,175

Natural Gas Liquids (MBbl/d):

United States	35	-	38	35	-	38

	$/ Unit			$/ Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(4.00)	-	(6.00)

United States	(4.00)	-	(6.00)	(4.00)	-	(6.00)
Algeria	0.00	-	(2.00)	(1.00)	-	(3.00)
Other International	(10.00)	-	(12.00)	(10.00)	-	(12.00)

Natural Gas ($/Mcf):

United States	(0.75)	-	(1.25)	(0.75)	-	(1.25)
Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of February 4, 2008

	1st Quarter			Full Year
	2008 Forecast			2008 Forecast

	$MM			$MM
Other Revenues:

Gathering, Processing & Marketing Margins	90	-	100	360	-	400
Minerals and Other	20	-	30	90	-	110

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Lease Operating	4.75	-	5.00	5.00	-	5.50
Oil & Gas Transportation	2.00	-	2.20	2.00	-	2.20
Depreciation, Depletion and Amortization	14.25	-	14.50	14.25	-	14.50
Production Taxes (% of Revenue)	11.5%	-	12.5%	11.5%	-	12.5%

	$MM			$MM

General and Administrative	185	-	200	750	-	800

Exploration Expense
Non-Cash	150	-	170	850	-	900
Cash	50	-	75	250	-	270
Interest Expense	220	-	230	850	-	875
Other (Income) Expense	(10)	-	10	(20)	-	20

Effective Tax Rate	45%	-	50%	45%	-	50%

Avg. Shares Outstanding (MM)

Basic	468	-	469	469	-	471
Diluted	470	-	472	472	-	474

	$MM			$MM

Capital Investment	1,050	-	1,150	4,250	-	4,450

Capital Projects	1,037	-	1,134	4,280	-	4,300
Capitalized Interest	13	-	16	100	-	120
Anadarko Petroleum Corporation Commodity Hedge Positions (Excluding Natural Gas Basis) As of February 4, 2008

	Fixed		2- Way Collars			3- Way Collars

	Volume	NYMEX Price	Volume	Floor	Ceiling	Volume	Sold Floor	Purchased Floor	Ceiling
Crude Oil	Bbl/day	$/Bbl	Bbl/day	$/Bbl	$/Bbl	Bbl/day	$/Bbl	$/Bbl	$/Bbl

United States

Total Year 2008						67,000	$43.21	$58.21	$94.75

Total Year 2009						28,000	$40.36	$55.36	$87.34

Total Year 2010						8,000	$35.00	$50.00	$86.49

Total Year 2011						3,000	$35.00	$50.00	$86.00

Total Year 2012						1,500	$35.00	$50.00	$92.50

Algeria

Total Year 2008						19,000	$33.51	$48.51	$86.73

Total Year 2009						20,000	$33.51	$48.51	$86.62

Total Year 2010						10,000	$33.53	$48.53	$86.98

Total Crude Oil, All Locations

Total Year 2008						86,000	$41.07	$56.07	$92.98

Total Year 2009						48,000	$37.51	$52.51	$87.04

Total Year 2010						18,000	$34.18	$49.19	$86.76

Total Year 2011						3,000	$35.00	$50.00	$86.00

Total Year 2012						1,500	$35.00	$50.00	$92.50

	Volume	NYMEX Price	Volume	Floor	Ceiling	Volume	Sold Floor	Purchased Floor	Ceiling
Natural Gas	MMMBtu/d	$/MMBtu	MMMBtu/d	$/MMBtu	$/MMBtu	MMMBtu/d	$/MMBtu	$/MMBtu	$/MMBtu

United States

Total Year 2008						1,400	$5.32	$7.50	$10.97

Total Year 2009						495	$5.45	$7.50	$11.26
Anadarko Petroleum Corporation Natural Gas Basis Hedge Positions As of February 4, 2008

	Daily Volume (MMMBtu's) by Pricing Point
Pricing Point	2008	2009	2010

Gulf Coast	560	315	0
Mid Continent	365	330	35
Rocky Mountains	460	555	310
West Texas	34	0	0
Total Daily Volume Hedged	1,419	1,200	345

	Average Price Differential to Henry Hub
Pricing Point	2008	2009	2010

Gulf Coast	$(0.235)	$(0.147)	$-
Mid Continent	$(1.007)	$(0.850)	$(0.611)
Rocky Mountains	$(1.463)	$(1.250)	$(1.129)
West Texas	$(0.920)	$-	$-
Average Price Differential Hedged	$(0.848)	$(0.850)	$(1.077)
Anadarko Petroleum Corporation
Retained Properties Sales
Recent Performance and 2007 Guidance
As of February 4, 2008

	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	FY 2007
	Actuals	Actuals	Actuals	Actuals	Actuals	Actuals

TOTAL SALES (MMBOE)	48.5	49.2	46.8	46.5	53.1	195.7
Natural Gas (MMcf/d)	1,791.5	1,794.3	1,639.1	1,646.9	2,013.0	1,774.2
Crude Oil (MBbl/d)	203.4	207.9	202.0	192.0	203.8	201.5
Natural Gas Liquids (MBbl/d)	34.2	39.2	39.0	39.4	37.9	38.9

ROCKIES
Natural Gas (MMcf/d)	917.2	934.4	840.4	849.3	909.4	883.2
Crude Oil (MBbl/d)	23.1	23.4	23.8	24.0	26.7	24.5
Natural Gas Liquids (MBbl/d)	16.9	16.2	15.2	15.8	14.7	15.5
Total Sales (MMBOE)	17.4	17.6	16.3	16.7	17.7	68.3

SOUTHERN
Natural Gas (MMcf/d)	639.5	645.3	617.3	565.6	589.4	604.5
Crude Oil (MBbl/d)	12.2	10.9	10.2	8.6	10.2	10.0
Natural Gas Liquids (MBbl/d)	10.3	14.3	14.4	13.8	13.9	14.2
Total Sales (MMBOE)	11.6	11.9	11.6	10.7	11.3	45.6

GULF OF MEXICO
Natural Gas (MMcf/d)	239.7	223.2	200.5	240.0	522.1	297.3
Crude Oil (MBbl/d)	63.0	61.3	67.2	62.8	62.1	63.4
Natural Gas Liquids (MBbl/d)	4.2	4.0	4.6	5.0	6.2	5.0
Total Sales (MMBOE)	9.6	9.2	9.6	9.9	14.3	43.0

INTERNATIONAL / FRONTIER
Natural Gas (MMcf/d)	0.4	0.3	0.3	0.3	0.3	0.3
Crude Oil (MBbl/d)	105.1	112.4	100.8	96.6	104.9	103.6
Natural Gas Liquids (MBbl/d)	-	-	-	-	-	-
Total Sales (MMBOE)	9.7	10.1	9.2	8.9	9.7	37.8

CONTACT:
Anadarko Petroleum Corporation, Houston
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Paula Beasley, 832-636-8765
paula.beasley@anadarko.com
or
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
or
Kristin Stomberg, 832-636-1156
kristin.stomberg@anadarko.com